EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-138003, 333-126167, 333-129979, 333-147757 and 333-148053) on Form S-3 and in Registration Statements (No. 333-132595 and 333-143304) on Form S-8 of Cano Petroleum, Inc. of our reports dated September 28, 2009 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Cano Petroleum, Inc. for the year ended June 30, 2009.

/s/ HEIN & ASSOCIATES LLP
Dallas, Texas
September 28, 2009